UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2025

FutureTech II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41289	87-2551539
(Commission File Number)	(IRS Employer Identification No.)

128 Gail Drive New Rochelle, NY	10805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 316-4805

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	FTIIU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	FTII	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FTIIW	The Nasdaq Stock Market LLC

*Registrant was suspended from trading on Nasdaq on February 26, 2025. Registrant received approval from FINRA on February 25, 2025 to begin trading over the counter with the symbols “FTII”, “FTIIU” and “FUIIW”.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Zero Interest Convertible Notes

On April 7, 2025, FutureTech II Acquisition Corp. (the “Company”) signed Zero Interest Convertible Notes dated April 4, 2025 and April 7, 2025 (each, a “Convertible Note,” and collectively, the “Convertible Notes”) issued to Wuhao Zhang, Yujie Zhou, Wanrong Wang, Shouxiang Lu, Ji Wang and Gang Yuan (each, an “Investor,” and collectively, the “Investors”), pursuant to which, among other things, the Investors agreed to loan the Company $1,025,000 in aggregate (the “Principal Amount”) in exchange for their right to convert all or any part of the Principal Amount and any accrued interest (the “Conversion Amount”) into the shares of the Company at or any time after the closing of the initial business combination by the Company. The Maturity Date of the Convertible Notes is September 30, 2025. The Convertible Notes are interest-free, except that if there are no conversion or no repayment of the Principal Amount on the Maturity Date and the Maturity Date is extended, an interest of five percent (5%) per annum will apply to the Principal Amount commencing from the Maturity Date, calculated on a 365 day/year basis.

The conversion price (the “Conversion Price”) per share shall equal four dollars ($4) for the thirty (30) days immediately following the Issue Date (as defined therein), and thereafter shall equal the lowest closing price of the common stock during the preceding twenty-five (25) Trading Day (as defined therein) period ending on the latest complete Trading Day prior to the Conversion Date (as defined therein) of the Convertible Note. If an Event of Default (as defined therein) under the Convertible Note has occurred, an Investor, in his/her sole discretion, may elect to use a Conversion Price equal to the lower of: (i) the lowest traded price of the common stock of the Company on the Principal Market on the Trading Day immediately preceding the Issue Date or (ii) 95% of either the lowest traded price or the closing bid price, whichever is lower for the Company’s common stock on the Principal Market during any Trading Day in which the Event of Default has not been cured.

The Investors agreed to waive any and all of their rights and remedies that they may have at law or in equity against the Trust Account of the Company (as such term is defined in the S-1 of the Company), including, but not limited to, right to sue and collect from the Trust Account in the Event of Default by the Company.

The foregoing descriptions of the Convertible Notes and the transactions contemplated thereby are only summaries and do not purport to be complete and are qualified in their entirety by reference to the full text of such instruments, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Convertible Notes, dated as of April 4, 2025 and April 7, 2027, by and between FutureTech II Acquisition Corp. and the Investors
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURETECH II ACQUISITION CORP.

Date: April 10, 2025	By:	/s/ Ray Chen
	Name:	Ray Chen
	Title:	Chief Executive Officer